                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                      to

                                   Form 8-K

                                Current Report

               Filed pursuant to Section 12, 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             HATHAWAY CORPORATION
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in Charter)


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K dated October 10, 1996 as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          a.   Financial Statements of Businesses Acquired
               -------------------------------------------
               Tate Integrated Systems
               --  Report of Independent Public Accountants
               --  Combined Balance Sheet as of May 31, 1996
               --  Combined Statement of Operations for the year ended May 31,
                   1996
               -- Combined Statement of Changes in Stockholders' Deficit for the year ended May 31, 1996
               --  Combined Statement of Cash Flows for the year ended May 31,
                   1996
               --  Notes to Combined Financial Statements

          b.   Pro Forma Financial Information
               -------------------------------
               Hathaway Corporation
               -- Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1996
               --  Pro Forma Condensed Combined Balance Sheet as of June 30,
                   1996
               --  Notes to Pro Forma Condensed Combined Financial Statements

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        HATHAWAY  CORPORATION
                                        ---------------------
                                            (Registrant)


Date:      December 20, 1996            By:    /s/ Richard D. Smith
       -------------------------            ---------------------------
                                        Executive Vice President, Treasurer and
                                        Chief Financial and Accounting Officer

                            TATE INTEGRATED SYSTEMS

                         COMBINED FINANCIAL STATEMENTS
                               AS OF MAY 31, 1996
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Hathaway Corporation:

We have audited the accompanying combined balance sheet of Tate Integrated Systems, Inc. (a Maryland corporation) and Tate Integrated Systems, L.P. (a Delaware partnership) (collectively referred to as "Tate Integrated Systems") as of May 31, 1996, and the related combined statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of Tate Integrated Systems' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tate Integrated Systems as of May 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Baltimore, Maryland,
 December 19, 1996

                            TATE INTEGRATED SYSTEMS
                            -----------------------


                             COMBINED BALANCE SHEET
                             ----------------------

                               AS OF MAY 31, 1996
                               ------------------


                                    ASSETS
                                   -------

CURRENT ASSETS:
 Cash                                     $     3,820
 Accounts receivable, net of allowance
  for doubtful accounts of $67,000          1,240,111

 Costs and estimated earnings in excess
  of billings on uncompleted contracts      1,076,585

 Prepaid expenses and other                    66,841
                                          -----------
     Total current assets                   2,387,357

PROPERTY AND EQUIPMENT, net                    69,830
                                          -----------
     Total assets                         $ 2,457,187
                                          ===========
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     --------------------------------------
CURRENT LIABILITIES:
 Accounts payable                         $   481,803
 Accrued liabilities                          277,930
 Current portion of deferred revenue          603,000
 Related party advances                     3,643,464
                                          -----------
     Total current liabilities              5,006,197

DEFERRED REVENUE                            1,059,000
                                          -----------
     Total liabilities                      6,065,197
                                          -----------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' DEFICIT:
 Common stock, $1.00 par value, 100,000
  shares authorized; 100 shares issued
  and outstanding                                 100
 Additional paid-in capital                       900
 Accumulated deficit                       (3,609,010)
                                          -----------
     Total stockholders' deficit           (3,608,010)
                                          -----------
     Total liabilities and
      stockholder's deficit               $ 2,457,187
                                          ===========

  The accompanying notes are an integral part of this combined balance sheet.

                            TATE INTEGRATED SYSTEMS
                            -----------------------


                        COMBINED STATEMENT OF OPERATIONS
                        --------------------------------

                        FOR THE YEAR ENDED MAY 31, 1996
                        -------------------------------



REVENUES                             $4,904,650

COST OF PRODUCTS SOLD                 3,951,528
                                     ----------
     Gross profit                       953,122
                                     ----------

OPERATING EXPENSES:
 Selling                                492,041
 General and administrative             217,491
 Corporation allocations                197,436
                                     ----------
     Total operating expenses           906,968
                                     ----------
     Income from operations              46,154
                                     ----------

OTHER INCOME (EXPENSE):
 Interest expense                      (291,938)
 Other                                   (2,900)
                                     ----------
     Other income (expense), net       (294,838)
                                     ----------
     Net loss                        $ (248,684)
                                     ==========



    The accompanying notes are an integral part of this combined statement.

                            TATE INTEGRATED SYSTEMS
                            -----------------------


             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
             ------------------------------------------------------

                        FOR THE YEAR ENDED MAY 31, 1996
                        -------------------------------



                                 Additional                     Total
                         Common   Paid-In     Accumulated   Stockholders'
                         Stock    Capital       Deficit        Deficit
                         ------  ----------  -------------  --------------

BALANCE, MAY 31, 1995      $100        $900   $(3,360,326)    $(3,359,326)
  Net loss                    -           -      (248,684)       (248,684)
                           ----        ----   -----------     -----------
BALANCE, MAY 31, 1996      $100        $900   $(3,609,010)    $(3,608,010)
                           ====        ====   ===========     ===========


    The accompanying notes are an integral part of this combined statement.

                            TATE INTEGRATED SYSTEMS
                            -----------------------


                       COMBINED STATEMENT OF CASH FLOWS
                       --------------------------------

                        FOR THE YEAR ENDED MAY 31, 1996
                        -------------------------------




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                $ (248,684)
  Adjustments to reconcile net loss to
   net cash
   from operating activities:
   Depreciation and amortization              56,308
   Provision for doubtful accounts           (55,000)
  Changes in assets and liabilities:
   (Increase) decrease in-
     Accounts receivable                   1,885,100
     Costs and estimated earnings in
      excess of billings on
      uncompleted contracts                 (515,951)
     Prepaid expenses and other              (18,298)

   Increase (decrease) in-
     Accounts payable                        236,655
     Accrued liabilities                    (994,347)
     Deferred revenue                       (300,000)
                                          ----------
       Net cash flows from operating          45,783
        activities                        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment        (11,918)
                                          ----------
       Net cash flows from investing
        activities                           (11,918)
                                          ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayment of related party
   advances                                  (65,426)
       Net cash flows from financing      ----------
        activities                           (65,426)
                                          ----------

NET DECREASE IN CASH                         (31,561)

CASH, beginning of year                       35,381
                                          ----------
CASH, end of year                         $    3,820
                                          ==========
SUPPLEMENTAL DISCLOSURE OF CASH PAID
 FOR:
  Interest                                $  291,938
                                          ==========



    The accompanying notes are an integral part  of this combined statement.

                            TATE INTEGRATED SYSTEMS
                            -----------------------


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------

                                  MAY 31, 1996
                                  ------------



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Presentation
---------------------

The accompanying combined financial statements present the accounts of Tate Integrated Systems, Inc. and Tate Integrated System, L.P.. The combined entities are collectively referred to herein as Tate Integrated Systems (the Company). Tate Integrated Systems, Inc. has no significant operations other than its investment in Tate Integrated Systems, L.P. whose operations include the integration of proprietary software with third-party hardware, plus custom programming and engineering services.

There are no significant intercompany balances or transactions between the combined entities which would require elimination.

Property and Equipment
----------------------

Property and equipment, is stated at cost less accumulated depreciation and, is classified as follows:

                                              Useful    May 31,
                                               Life       1996
                                              -------  ----------

    Furniture and fixtures                    5 years  $  20,175
    Machinery and equipment                   5 years      4,455
    Leasehold improvements                    5 years     15,498
    Data processing equipment                 3 years    246,776
                                                       ---------

    Less:  Accumulated depreciation and                  286,904
     amortization                                       (217,074)
                                                       ---------
                                                       $  69,830
                                                       =========
Depreciation and amortization are provided using the straight-line method over the estimated useful life of the assets.

Research and Development
------------------------

Research and development costs are expensed as incurred. Software development costs that would be capitalizable under SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," are not material.

Income Taxes
------------

As of May 31, 1996, the Company had a net operating loss carryforward of approximately $3,600,000 to reduce Federal taxable income which expires through May 31, 2011. A deferred tax asset of approximately $1,402,000 exists as of May 31, 1996, primarily due to the net operating loss carryforward for which the Company has provided a full valuation allowance due to the uncertainty about the future realization of this tax benefit. The use of this net operating loss may be limited due to the change in ownership described in Note 7.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements and in the disclosures of contingent assets and liabilities. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying financial statements.

2.  REVENUE AND COST RECOGNITION ON CONTRACTS:
    ------------------------------------------

The Company undertakes contracts for the installation of turnkey software systems which include software modification used to monitor and control industrial applications. Based upon the American Institute of Certified Public Accountants' Statement of Position 91-1, "Software Revenue Recognition," the Company recognizes contract revenues and costs by applying the percentage of completion achieved, calculated as described below, to the total contract sales price and estimated costs. Costs and estimated earnings in excess of billings for uncompleted contracts represent the value of work performed under these contracts which has not been billed.

The Company determines the percentage of completion for all contracts using the "cost-to-cost" method of measuring contract progress. Under this method, actual contract costs incurred to date are compared to total estimated contract costs to determine the estimated percentage of revenues to be recognized. Provisions for estimated losses on uncompleted contracts, to the full extent of the loss, is made during the period in which the Company first becomes aware that a loss on a contract is probable.

Revenues related to customer support agreements in which the Company has a basis for determining the value of the services are deferred and recognized ratably over the term of the respective agreements--usually one year. As of May 31, 1996, deferred revenue related to one-year support agreements totaled approximately $218,000.

Revenues from direct sales of the Company's TIS 4000 software licenses with customers that contain support agreements in which the value of the support services is not determinable are recognized over the estimated five-year economic benefit period of the support agreement. As of May 31, 1996, the Company had one software license sale (see Note 6), in which deferred revenue of approximately $1,444,000 is recognized over the expected service period of five years. For the year ended May 31, 1996, the Company recognized $385,000 of revenue associated with this sale.

3.  CONTRACTS IN PROGRESS:
    ----------------------

Costs incurred to date, estimated earnings and the related progress billings to date on contracts in progress are as follows:

                                           Year Ended
                                          May 31, 1996
                                          -------------

Costs incurred to date                     $ 5,371,170
Estimated earnings                             808,534
                                           -----------
Revenue recognized                           6,179,704
Progress billings to date                   (5,103,119)
                                           -----------
                                           $ 1,076,585
                                           ===========

The above is included in the accompanying combined balance sheet, as follows:

                                           Year Ended
                                          May 31, 1996
                                          ------------

Costs and estimated earnings in excess
 of billings on uncompleted contracts      $ 1,076,585

Billings in excess of costs and
 estimated earnings on uncompleted
 contracts                                           -
                                           -----------

                                           $ 1,076,585
                                           ===========

4.  RELATED PARTY TRANSACTIONS:
    ---------------------------

Advances
--------

Tate Engineering Services Corporation (TES), a related entity, has advanced the Company funds to be used as working capital. These advances bear interest at the same rate charged to TES, which was 9.25% at May 31, 1996. Interest expense paid to TES for the year ended May 31, 1996, totaled $291,938. The average outstanding balance on this advance was $3,134,885 and the highest and lowest balance during fiscal year 1996 was $3,927,304 and $2,453,269, respectively. Substantially all of the Company's assets are pledged as collateral under the debt agreement between TES and the bank. This advance was paid off subsequent to year-end in connection with the sale of the Company described in Note 7.

Advances bear interest at rates that approximate market rates available to the Company and the amount is payable on demand; therefore, carrying amount approximates fair value as of May 31, 1996.

Corporate Allocations
---------------------

TES allocates certain administrative expenses to the Company. These charges, which totaled $197,436 for the year ended May 31, 1996, primarily include the Company's share of accounting, human resources and certain insurance expenses.

5.  CONCENTRATION OF CREDIT RISK, MAJOR CUSTOMERS AND OTHER RISKS:
    --------------------------------------------------------------

Credit concentrations are considered to exist when there are amounts outstanding from a single customer or a number of customers with similar characteristics which would cause their ability to meet contractual obligations to be similarly impaired by economic or other conditions. As of May 31, 1996, approximately 60% of total accounts receivable were due from two state and local government customers. Furthermore, 90% of costs and estimated earnings in excess of billings on uncompleted contracts were due from three state and local government customers.

For the year ended May 31, 1996, 60% of the Company's revenues were from three customers of which 51% related to two state and local government customers.

The Company is subject to certain risks and uncertainties including changes in technology and competition.

6.  COMMITMENTS AND CONTINGENCIES
    -----------------------------

The Company maintains an operating lease for its facility. The future minimum lease commitments under this noncancelable operating lease is $8,364 through fiscal year 1997. The Company's rental expense for this operating lease was $100,013 for the year ended May 31, 1996.

In March 1995, the Company entered into a joint venture (JV) with KUB Holdings BHD, a Malaysian firm. The JV was created for the purpose of manufacturing, marketing and selling the TIS 4000 System in certain Asian countries. The Company made a $400,000 initial contribution to the JV for 11.4% interest. In connection with the formation of the JV, the Company sold the software licensing and marketing rights of its TIS 4000 technology to the JV for $2,500,000. This sale was recorded net of $575,000 in transaction costs. As of May 31, 1995, the Company had deferred approximately $1,829,000 of the sale of the TIS 4000 technology, which is being recognized as revenue over a 60-month period; the $400,000 JV contribution was charged to operations.

If the joint venture requires funding, then the Company may be required to contribute in accordance with the agreed proportions as defined in the agreement. Currently, no additional funding requirements are expected to be made by the Company.

The JV requires the Company to operate as a going concern and provide support services to the joint venture at market rates. If the Company does not meet the requirement discussed above, then it could be required to refund a portion of the selling price as defined in the agreement. The Company is not aware of any violations of the requirements defined in the agreement nor does it anticipate any violations.

7.  SUBSEQUENT EVENT:
    -----------------

Effective as of the close of business on September 30, 1996, the Hathaway Corporation acquired the Company. The ownership interests were acquired for a negotiated price of $1,301,000, of which $718,000 was paid in cash at closing on October 10, 1996, $400,000 payable in a 10% note due June 30, 1997 and $183,000 payable when certain accounts receivable for the Company are collected.

                             HATHAWAY CORPORATION
                             --------------------
        PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION
        --------------------------------------------------------------

The following unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of Hathaway Corporation (the Company). The "TIS Acquisition" column in the following unaudited pro forma condensed combined financial statements reflects the historical combined financial statements of Tate Integrated Systems, L.P. and its sole general partner, Tate Integrated Systems, Inc. (collectively referred to as "TIS").

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the TIS Acquisition under the terms described in Item 2 of Form 8-K dated October 10, 1996, previously filed by the Company and incorporated herein by reference.

The unaudited pro forma condensed combined financial statements assume that the TIS Acquisition occurred as of July 1, 1995 for the unaudited pro forma condensed combined statement of operations and as of June 30, 1996 for the unaudited pro forma condensed combined balance sheet.

Due to the different fiscal year ends of the Company and TIS, the operating results of TIS for the year ended May 31, 1996 are included in the unaudited pro forma condensed combined financial statement of operations for the year ended June 30, 1996.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes to such statements in the June 30, 1996 Annual Report on Form 10-K and the September 30, 1996 Quarterly Report on Form 10-Q, both previously filed by the Company; and Tate Integrated Systems, Inc. historical combined financial statements and notes thereto included herein. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations had the TIS Acquisition occurred on the indicated dates nor do they purport to indicate the results of future operations of the Company.

The pro forma financial information has been prepared by the Company and all calculations have been made based upon assumptions deemed appropriate by the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

                             HATHAWAY CORPORATION
                             --------------------
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
             ----------------------------------------------------
                           YEAR ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SCHARE DATA)
                                  (UNAUDITED)

                                           Hathaway                     Pro Forma          Hathaway
                                          Corporation       TIS        Acquisition        Corporation
                                          as Reported    Acquisition   Adjustments        Pro Forma
                                        ----------------------------------------------------------------


REVENUES                                       $35,411        $4,905         $(300)  (a)       $40,016

OPERATING COSTS AND
   EXPENSES:
 Cost of products sold                          21,926         3,952           (56)  (b)        25,822
 Selling                                         6,269           492                             6,761
 General and administrative                      4,680           415          (122)  (c)         4,973
 Engineering and development                     3,722                                           3,722
 Other                                             553                                             553
                                        ---------------------------------------------     ---------------
Total operating costs and expenses              37,150         4,859          (178)             41,831
                                        ---------------------------------------------     ---------------
Operating loss                                  (1,739)           46          (122)             (1,815)

OTHER INCOME (EXPENSES):
 Interest and dividend income                      325                         (14)  (d)           311
 Interest expense                                 (194)         (292)          292   (d)          (194)
 Other income (expenses), net                      210            (3)            3   (c)           210
                                        ---------------------------------------------     ---------------
Total other income (expenses)                      341          (295)          281                 327
                                        ---------------------------------------------     ---------------
Loss before income taxes                        (1,398)         (249)          159              (1,488)

Benefit for income taxes                           385                          31   (e)           416
                                        ---------------------------------------------     --------------
Net loss                                       $(1,013)       $ (249)        $ 190             $(1,072)
                                        =============================================     ==============

PER SHARE AMOUNTS:

Primary and fully diluted net loss per
   share                                                                                        $(0.25)
                                                                                           ==============
Shares used in computing primary per
   share amounts                                                                                 4,271
                                                                                           ==============
Shares used in computing fully diluted
  per share amounts                                                                              4,309
                                                                                           ==============

                             HATHAWAY CORPORATION
                             --------------------
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                  ------------------------------------------
                                 JUNE 30, 1996
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                             Hathaway                     Pro Forma                Hathaway
                                            Corporation        TIS       Acquisition              Corporation
                                            as Reported    Acquisition   Adjustments              Pro Forma
                                         -----------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                       $ 5,237       $     4         $  (718)  (f)           $ 4,523
 Marketable securities                               201            --                                     201
 Trade receivables, net                            6,293         1,240                                   7,533
 Costs and earnings in excess of                                 1,076          (1,076)  (h)                --
  billings                                         4,972            --             930   (h)             5,902
 Inventories, net                                  1,750            67                                   1,817
 Prepaid expenses and other
                                         -----------------------------------------------          ---------------
Total current assets                              18,453         2,387            (864)                 19,976

Property and equipment, net                        1,727            70             (70)  (i)             1,727

Other                                                959            --                                     959
                                         -----------------------------------------------          ---------------
Total assets                                      21,139         2,457            (934)                 22,662
                                         ===============================================          ===============
LIABILITIES AND STOCKHOLDERS'
  INVESTMENT

CURRENT LIABILITIES:

  Accounts payable                                 1,309           482                                   1,791
  Accrued liabilities                              3,771           278             763   (f),(g)         4,812
  Current portion of deferred revenue                 --           603            (603)  (k)                --
  Related party advances                              --         3,643          (3,643)  (j)                --
                                         -----------------------------------------------          ----------------
Total current liabilities                          5,080         5,006          (3,483)                  6,603

Long-term debt                                     1,777            --                                   1,777
Deferred revenue                                      --         1,059          (1,059)  (k)                --
                                         -----------------------------------------------          ----------------
Total liabilities                                  6,857         6,065          (4,542)                  8,380

STOCKHOLDERS' INVESTMENT (DEFICIT)

  Common stock                                       100                                                   100
  Additional paid-in capital                       9,712             1              (1)  (j)             9,712
  Retained earnings (accumulated                   8,247        (3,609)          3,609   (j)             8,247
   deficit)                                       (3,705)                                               (3,705)
  Treasury stock                                     (72)                                                  (72)
  Other
                                          -----------------------------------------------          ---------------
Total stockholders' investment (deficit)          14,282        (3,608)          3,608                  14,282
                                          -----------------------------------------------          ---------------
Total liabilities and stockholders'
  investment (deficit)                           $21,139       $ 2,457         $  (934)                $22,662
                                          ===============================================          ===============

                             HATHAWAY CORPORATION
                             --------------------
          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
          ----------------------------------------------------------
                                  (UNAUDITED)


PRO FORMA STATEMENTS OF OPERATIONS
----------------------------------

     (a) This adjustment reflects the reversal of amortization of deferred revenue recorded by TIS, as deferred revenue was valued at zero in the purchase price allocation at the beginning of the period.

     (b) This adjustment reflects the reversal of depreciation expense recorded by TIS, as the value of property, plant and equipment at the beginning of the period was reduced to zero as a result of the purchase price allocation.

     (c) This adjustment represents the reversal of certain corporate allocations from the former parent company that would not have been incurred by TIS under the Company's corporate allocation policy.

     (d) The Company would have financed the working capital needs of TIS with cash and equivalents, rather than debt. Accordingly, the TIS interest expense incurred on intercompany debt is eliminated. The adjustment to interest income represents lost interest income on funds that would have been used to finance the fiscal 1996 working capital needs of TIS.

     (e) The adjustment reflects the tax effect of including TIS in the consolidated tax provision of the Company.

                             HATHAWAY CORPORATION
                             --------------------
          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
          ----------------------------------------------------------
                                  (CONTINUED)
                                  (UNAUDITED)


PRO FORMA BALANCE SHEET
-----------------------

     (f) This entry adjusts assets and liabilities for the effect of the purchase price, as follows (in thousands):

         Cash                                    718
         Notes payable - current                 583
                                               -----
                                               1,301
                                               =====

     (g) This entry adjusts for the liabilities incurred in connection with the acquisition (in thousands):

         Notes payable - current                 583
         Accrued audit, legal and other costs    180
                                                ----
                                                 763
                                                ====

     (h) The value of costs and earnings in excess of billings is reduced to actual costs incurred as a result of the purchase price allocation.

     (i) The value of long-term assets is reduced to zero as a result of the purchase price allocation.

     (j) The TIS equity balances and intercompany debt are reduced to zero in connection with the acquisition.

     (k) The obligations of TIS relating to customer service agreements have been provided for under accrued liabilities in the purchase price allocation; accordingly, deferred revenue balances are reduced to zero.